INVESTMENT ADVISORY AGREEMENT



	AGREEMENT made as of this 3rd day of October, 1995 between Panorama Trust, a
Massachusetts business trust (the "Trust"), on behalf of its Pictet Global Emerging Markets Fund (the
"Fund"), and Pictet International Management Limited (the
"Adviser"), registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the
"Advisers Act").

	WHEREAS, the Trust is registered as an open-end, management investment company under the
Investment Company Act of 1940, as amended (the "1940 Act"); and

	WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory services to the
Fund in the management of the Fund's assets, and the Adviser is willing to furnish such services for the Trust on the terms hereinafter set forth;

	NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

	1.	Appointment.  The Trust hereby appoints the Adviser to
act as investment adviser to the
Fund for the period and on the terms set forth in this Agreement.
The Adviser accepts such appointment
and agrees to furnish the services herein set forth for the compensation herein provided. In the event that the Trust establishes one or more portfolios other than the Fund with respect to which it desires to retain the Adviser to act as investment adviser hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services under this Agreement it shall notify the Trust in writing whereupon such portfolio shall become a Fund hereunder and shall be subject to the provisions of this Agreement except to the extent that said provisions (including those relating to the compensation payable by the Fund to the Adviser) are modified with respect to such Fund in writing by the Trust and the Adviser at the time.

	2.	Delivery of Documents.  The Trust has furnished the
Adviser with copies, properly
certified or authenticated, of each of the following:

(a)	The Trust's Declaration of Trust as filed with the Secretary of The
Commonwealth of Massachusetts on May 23, 1995, and all amendments thereto (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration of Trust");

(b)	The Trust's By-Laws (such By-Laws, as presently in effect
and as they shall from
time to time be amended, are herein called the "By-Laws");

(c)	Votes of the Trust's Board of Trustees authorizing the
appointment of the Adviser
and approving this Agreement;

(d)	The Trust's Registration Statement on Form N-1A under the
Securities Act of
1933, as amended (the "1933 Act"), and under the 1940 Act, relating to shares of beneficial interest of the Trust (herein called the "Shares") as filed with the Securities and Exchange
Commission (the "SEC") and all amendments thereto; and

(e)	The most recent prospectus of the Trust relating to the Fund
(such prospectus
together with the related Statement of Additional Information, as presently in effect and all amendments and supplements thereto, are herein called the "Prospectus").

The Trust will furnish the Adviser from time to time with copies of all amendments of or supplements to the foregoing, if any.

	3.	Management.  Subject to the supervision of the Trust's
Board of Trustees, the Adviser will
provide a continuous investment program for the Fund's assets entrusted to it for portfolio management purposes, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund. The Adviser will determine from time to time what securities will be purchased, retained or sold with respect to the Fund and will place the daily orders for the purchase or sale of securities. The Adviser will provide the services rendered by it under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Prospectus and votes of the Trust's
Board of Trustees. The Adviser agrees that it will supply the Trust and its Board of Trustees with reports and statistical data as requested with respect to the securities that the Fund may hold or contemplate purchasing.

	4.	Other Covenants.  The Adviser agrees that it:

		(a)	will comply with all applicable Rules and
Regulations of the SEC and will in
addition conduct its activities under this Agreement in accordance with regulations of any other
Federal and State agencies which may now or in the future have jurisdiction over its activities under this Agreement;

		(b)	will use its best efforts to seek the best
overall terms available in executing
transactions for the Fund and soliciting brokers or dealers. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors that it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the brokers or dealers to execute a particular transaction, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion;

		(c)	will provide certain executive personnel for the
Trust as may be mutually agreed
upon from time to time with the Board of Trustees, the salaries and expenses of such personnel to be borne by the Adviser unless otherwise mutually agreed upon;

		(d)	will treat confidentially and as proprietary
information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).

	5.	Services Not Exclusive.  The advisory services
furnished by the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Adviser to be suitable for two or more accounts managed by the Adviser, the available securities or investments may be allocated in a manner believed by the Adviser to be equitable to each account. The Trust recognizes that in some cases this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for or disposed of by the Fund.

	6.	Books and Records.  In compliance with the
requirements of Rule 31a-3 under the 1940
Act, the Adviser hereby agrees that all records which it maintains for the benefit of the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by it pursuant to Rule 31a-1 under the 1940 Act that are not maintained by others on behalf of the Trust.

	7.	Expenses.  During the term of this Agreement, the
Adviser will pay all expenses incurred
by it in connection with its investment advisory services under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Fund. The Fund will bear certain other expenses incurred in its operation, including: organizational expenses; taxes, interest, brokerage costs and commissions; fees of Trustees of the Trust who are not officers, directors, or employees of the Adviser, the distributor or administrator or any of their affiliates; Securities and Exchange Commission fees; state Blue Sky qualification fees; charges of the administrator, the custodian, any subcustodians, and transfer and dividend-paying agents; insurance premiums; outside auditing, pricing and legal expenses; costs of maintenance of the Trust's existence; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Trustees of the Trust; membership fees in trade associations; litigation and other extraordinary or non-recurring expenses.

	8.	Compensation.  For the services provided and the
expenses assumed by the Adviser
pursuant to this Agreement, the Trust will pay the Adviser and the Adviser will accept as full compensation an investment advisory fee, based upon the average daily net assets of the Fund, computed at the end of each month and payable within five (5) business days thereafter, at the annual rate of 1.25%. The Adviser may, from time to time, waive certain amounts payable hereunder or reimburse Fund expenses for such period or periods as the Adviser deems to be advisable.

	9.	Reimbursement of the Fund.  If in any fiscal year the
aggregate expenses of the Fund (as
defined under the securities regulations of any state having jurisdiction over the Fund) exceed the expense limitation of any such state, the Adviser will reimburse the Fund for such excess expenses. The obligation of the Adviser to reimburse the Fund hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided however, that notwithstanding the foregoing, the Adviser shall reimburse the Fund for such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Fund so requires.
Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

	10.	Corporate Name.  The Trust acknowledges that it uses
the name "PICTET" in connection
with the Fund and the name "PANORAMA" in connection with the Trust by consent of the Adviser, which consent was given in reliance and upon the provisions hereafter contained. The Trust agrees that if the Adviser should cease to be the investment adviser of the Fund, the Trust will, upon written demand of the Adviser, forthwith delete from the Fund's name the word "PICTET" and from the Trust's name the word
"PANORAMA" or any approximation thereof. The Trust further agrees that the Adviser may permit other persons, partnerships (general or limited), associations, trusts, corporations or other incorporated or unincorporated groups of persons, including without limitation any investment company or companies of any type which may be initially sponsored or organized by the Adviser in the future, to use the word
"PICTET" or any approximation thereof as part of their names. As used in this section, "PICTET",
"PANORAMA", "Pictet International Management Limited" and
"Adviser" shall include any successor
corporation, partnership, limited partnership, trust or person.

	11.	Standard of Care.  The Advisor shall discharge its
duties under this Agreement with
respect to the Fund with the degree of care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

	12.	Limitation of Liability.  The Adviser shall not be
liable for any error of judgment, mistake of law or for any other loss whatsoever suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligation and duties under this Agreement. The Trust and the Adviser agree that the obligations of the Trust under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Trust, as provided in the Declaration of Trust.
No Fund shall be liable for the obligations incurred by any other Fund hereunder. The execution and delivery of this Agreement have been authorized by the Board of Trustees and a majority of the holders of the Fund's outstanding voting securities, and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such
Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Declaration of Trust.

	13.	Duration and Termination.  This Agreement shall become
effective on October 3, 1995
and, unless sooner terminated as provided herein, shall continue in effect until October 2, 1997.
Thereafter, this Agreement shall be renewable for successive periods of one year each, provided such continuance is specifically approved annually:

		(a)	by the vote of a majority of those members of
the Trust's Board of Trustees who
are not interested persons of any such party (as that term is defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such approval;
and

		(b)	by the Trust's Board of Trustees or by vote of a
majority of the outstanding voting
securities of the Fund.

	Notwithstanding the foregoing, this Agreement may be terminated as to the Fund at any time, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund), or by the Adviser on sixty days' prior written notice. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms have in the 1940 Act.)

	14.	Amendment of Agreement.  This Agreement may be amended
by mutual written consent,
but the consent of the Trust must be approved by (a) vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) if required by the 1940
Act, by vote of a majority of the outstanding voting securities of the Fund. However, the provisions of this
Section 14 shall not restrict or limit the Adviser's ability to waive its fees or reimburse the Fund's expenses in accordance with Section 8 of this Agreement.

	15.	Miscellaneous.  The captions in this Agreement are
included for convenience of reference
only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and shall be governed by the laws of the Commonwealth of Massachusetts.




ATTEST:	PANORAMA TRUST


By:	 Illegible		 	By:	/s/ Jean G. Pilloud
	Name:					Name: Jean G. Pilloud
	Title:					Title:  President and
Chairman


ATTEST:	PICTET INTERNATIONAL
		MANAGEMENT LIMITED


By:	Illegible 			By:	/s/ James Crot
	Name:					Name:  James Crot
	Title:					Title:  Vice President